UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On September 11, 2017, The Cooper Companies, Inc. (the “Company”) announced that CooperSurgical, Inc. (“CooperSurgical), a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which CooperSurgical will acquire the global rights and business of the Paragard Intrauterine Device (IUD) business of Teva Pharmaceutical Industries Limited (“Teva”), subject to the terms and conditions of the Purchase Agreement (the “Purchase”).

CooperSurgical will pay $1.1 billion in cash, subject to adjustment in accordance with an inventory adjustment mechanism.

The completion of the Purchase is contingent upon standard closing conditions, including regulatory approval in the United States and no material adverse change in the business to be acquired. The Company expects that the Purchase will be completed prior to the end of the current calendar year. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

In connection with the Purchase, the Company secured a financing commitment letter as further described in Item 7.01 below. Neither the Company nor any of its subsidiaries or respective affiliates has any material relationship with Teva or any of its affiliates other than in respect of the Purchase Agreement and the other ancillary agreements entered into in connection with the Purchase.

Item 7.01. Regulation FD Disclosure.

In connection with the Purchase, the Company has arranged a commitment for a bridge loan of $1.1 billion through DNB Capital LLC and DNB Markets, Inc. (collectively, “DNB”) to support funding of the acquisition. DNB’s obligations under the commitment letter are subject to customary conditions. The Company anticipates using the bridge loan or alternative financing to fund all or a portion of the Purchase.

On September 11, 2017, the Company issued a press release announcing the signing of the Purchase Agreement and the bridge loan commitment with DNB. A copy of this release is attached hereto as Exhibit 99.1. The Company has also prepared an investor presentation with respect to the transaction, a copy of which is attached as Exhibit 99.2 hereto and incorporated by reference.

Internet addresses in the release are for information purposes only and are not intended to be hyperlinks to other The Cooper Companies, Inc. information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of September 11, 2017, by and between CooperSurgical, Inc. and Teva Pharmaceutical Industries Ltd.

99.1	Press Release dated September 11, 2017, of The Cooper Companies, Inc.

99.2	Investor Presentation of The Cooper Companies, Inc.

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	/s/ Albert G. White, III
Albert G. White, III
Executive Vice President, Chief Financial Officer and Chief Strategy Officer

Dated: September 11, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of September 11, 2017, by and between CooperSurgical, Inc. and Teva Pharmaceutical Industries Ltd.

99.1	Press Release dated September 11, 2017,of The Cooper Companies, Inc.

99.2	Investor Presentation of The Cooper Companies, Inc.

*	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.